Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-1 of our report (which contains an explanatory paragraph relating to the Company’s ability to continue as a going concern as described in Note 1 to the consolidated financial statements) dated February 16, 2017, relating to the consolidated financial statements of Viveve Medical, Inc., which appears in such Registration Statement.

/s/ BPM LLP

San Jose, California

March 16, 2017